EXHIBIT 99.1
IDEX CORPORATION ANNOUNCES ORGANIZATION CHANGE
NORTHBROOK, IL, July 9 – IDEX Corporation (NYSE: IEX) today announced the planned retirement of John McMurray, Vice President – Group Executive Fluid and Metering.
Mr. McMurray will transition his current responsibilities by mid-2009. IDEX expects that he will then continue to work with the company on an ongoing consulting basis to support future acquisitions and corporate initiatives. Chairman and Chief Executive Officer Larry Kingsley stated, “Mr. McMurray has been a key contributor to the evolution and the outstanding performance of IDEX. His decision to transition from executive operating responsibilities to an ongoing consultant to the company is in alignment with his long term professional and personal plans.”
About IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment, and fire, safety and other diversified products built to its customers’ exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.
For further information on IDEX Corporation and its business units, visit the company’s Web site at www.idexcorp.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future changes in management and employment or consulting arrangements and may involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results.